Airgas, Inc.
259 N. Radnor-Chester Road
News Release	Suite 100 Radnor, PA 19087-5283 www.airgas.com

Exhibit 99.1

Investor Contact:	Media Contact:
Melissa Nigro (610) 902-6206	James Ely (610) 902-6010
melissa.nigro@airgas.com	jim.ely@airgas.com

For release:     Immediately

Airgas Reports Third Quarter Earnings of $0.30 per share

RADNOR, PA – January 26, 2005 — Airgas, Inc., (NYSE: ARG), the largest U.S. distributor of industrial, medical and specialty gases, welding, safety and related products, today reported strong growth in sales, operating income and net earnings for its third quarter ended December 31, 2004. Net earnings for the quarter grew 10% to $23 million, or $0.30 per diluted share, compared to $20.9 million, or $0.28 per diluted share, in the same period a year ago. The current quarter includes integration expenses of $0.01 per diluted share related to the acquisition of the U.S. packaged gas business from The BOC Group. Results for the quarter ended December 31, 2003 include an insurance-related gain of $0.02 per diluted share.

Third quarter sales increased 35% to $612 million reflecting continued same-store sales growth, the consolidation of National Welders Supply Company (a joint venture affiliate), as well as acquisitions. National Welders contributed sales of $43 million; excluding this amount, sales grew 26%. Total same-store sales were up 9% compared to the same quarter a year ago, with gas and rent up 5% and hardgoods up 14%. These results reflect continued improvement in manufacturing and other industrial market segments.

“Our EPS grew by 19%, excluding the current quarter’s integration expenses and the prior period’s insurance gain, reflecting continued sales momentum,” said Airgas Chairman and Chief Executive Officer Peter McCausland. “However, earnings were a little softer than we hoped. Operating expenses, including fuel cost and cylinder maintenance, increased at a faster pace as volumes continued to grow, and we have experienced some product cost increases. We are planning comprehensive pricing actions to be implemented in the next 30 to 60 days. Given that most of the cost pressures we are experiencing directly relate to our cost to purchase and deliver product to our customers and the significant investment we have made over the last few years to enhance our customers’ value experience, I am confident we will achieve appropriate revenue enhancement.”

Year to date, adjusted debt increased by $181 million as a result of the July 30 closing of the BOC acquisition. After-tax cash flow for the nine months ended December 31, 2004 was $160 million compared to $137 million in the comparable prior year period. Free cash flow for the comparable periods was negative $7 million versus positive $65 million. The decline in free cash is attributed to increased inventories and accounts receivable in connection with overall sales growth and the BOC acquisition, as well as capital expenditures to support the growth in strategic products like medical gas and bulk. The definition of after-tax cash flow and free cash flow, a reconciliation of each to the attached Consolidated Statement of Cash Flows, the definition of adjusted debt and a reconciliation to the balance sheet are attached.

McCausland continued, “Our growth platforms of bulk, medical and specialty gases as well as safety products and strategic accounts all performed well in the third quarter and our January same-store sales remain strong.”

The Company will conduct an earnings teleconference on Thursday, January 27, 2005, beginning at 11:00 a.m. Eastern Time. Access the teleconference by calling (888) 202-2422. This press release, slides to be presented during the Company’s teleconference and information about how to access a live and on-demand webcast of the teleconference are available in the ‘Investor Info’ section on the Company’s Internet site www.airgas.com. The telephone replay will be accessible for one week starting January 27 at 1 p.m. Eastern Time by calling (888) 203-1112 and entering passcode 155503.

About Airgas, Inc.

Airgas, Inc. is the largest U.S. distributor of industrial, medical and specialty gases, welding, safety and related products. Its integrated network of nearly 900 locations includes branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

Forward-Looking Statements

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: comprehensive pricing actions to be implemented in the next 30 to 60 days; and confidence that the Company will achieve appropriate revenue enhancement from the pricing actions. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: the Company’s inability to implement price increases; supply cost pressures; increased industry competition; an economic downturn; adverse changes in customer buying patterns; significant fluctuations in interest rates; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including Form 10-K dated March 31, 2004 and Forms 10-Q dated June 30, 2004 and September 30, 2004, filed by the Company with the Securities and Exchange Commission.

Consolidated statements of earnings, consolidated condensed balance sheets, consolidated statements of cash flows, and a reconciliation of non-GAAP financial measures follow.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net sales	$611,540	$451,869	$1,755,340	$1,373,377

Costs and expenses:
Cost of products sold (excl. deprec.)	296,103	213,600	855,405	655,094
Selling, distribution and administrative expenses	236,159	176,455	668,607	533,091
Depreciation	27,064	20,134	76,837	59,249
Amortization	1,192	1,393	4,145	4,235

Total costs and expenses	560,518	411,582	1,604,994	1,251,669

Operating income	51,022	40,287	150,346	121,708

Interest expense, net	(13,437)	(10,260)	(37,960)	(30,990)
Discount on securitization of trade receivables (a)	(1,340)	(798)	(3,216)	(2,467)
Other income (expense), net	353	465	702	417

Earnings before income tax expense, minority interest & equity earnings	36,598	29,694	109,872	88,668

Income tax expense	(13,173)	(11,226)	(40,650)	(34,160)

Minority interest in earnings of consolidated affiliate	(452)	—	(1,356)	—

Equity earnings of unconsolidated affiliate	—	2,423	—	4,024

Net earnings	$22,973	$20,891	$67,866	$58,532

Basic earnings per share	$0.31	$0.29	$0.91	$0.81

Diluted earnings per share	$0.30	$0.28	$0.88	$0.79

Weighted average shares outstanding:
Basic	75,200	73,000	74,700	72,500
Diluted	77,400	74,900	76,700	74,400

See attached notes.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands)

	(Unaudited)
	December 31,	March 31,
	2004	2004
ASSETS
Trade accounts receivable, net (a)	$123,813	$107,013
Inventories, net	228,052	170,300
Deferred income tax asset, net	27,837	25,519
Prepaids and other current assets	38,176	28,463

TOTAL CURRENT ASSETS	417,878	331,295

Property, plant and equipment, net	1,243,182	1,033,926
Goodwill	517,592	504,207
Other intangible assets, net	17,544	19,733
Other non-current assets	35,473	46,383

TOTAL ASSETS	$2,231,669	$1,935,544

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$99,184	$114,303
Accrued expenses and other current liabilities	140,127	122,026
Current portion of long-term debt	6,373	6,140

TOTAL CURRENT LIABILITIES	245,684	242,469

Long-term debt	841,461	682,698
Deferred income taxes	274,429	251,575
Other non-current liabilities	53,135	30,710
Minority interest in subsidiary	36,191	36,191

Stockholders’ equity	780,769	691,901

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,231,669	$1,935,544

See attached notes.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended	Nine Months Ended
	December 31, 2004(b)	December 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$67,866	$58,532
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	76,837	59,249
Amortization	4,145	4,235
Deferred income taxes	23,456	15,400
Equity in earnings of unconsolidated affiliate	—	(4,024)
Gain on divestiture	(360)	—
(Gain)/loss on sales of plant and equipment	(191)	43
Minority interest in earnings of consolidated affiliate	1,356	—
Stock issued for employee stock purchase plan	7,251	4,612
Changes in assets and liabilities, excluding effects of business acquisitions and divestitures:
Securitization of trade receivables	29,900	(2,700)
Trade receivables, net	(16,513)	4,676
Inventories, net	(38,907)	(9,198)
Prepaid expenses and other current assets	(8,006)	796
Accounts payable, trade	(15,936)	(19,592)
Accrued expenses and other current liabilities	(15,264)	1,394
Other assets	1,226	1,390
Other liabilities	(798)	103

Net cash provided by operating activities	116,062	114,916

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(110,885)	(61,116)
Proceeds from sales of plant and equipment	3,803	3,913
Proceeds from divestitures	828	—
Business acquisitions, holdbacks and other settlements of acquisition related liabilities	(200,699)	(6,962)
Management fees from unconsolidated affiliate	—	724
Other, net	27	(2,397)

Net cash used in investing activities	(306,926)	(65,838)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	531,867	214,781
Repayment of debt	(369,849)	(262,053)
Minority interest	(1,356)	—
Exercise of stock options	14,924	10,084
Dividends paid to stockholders	(10,195)	(8,821)
Cash overdraft	25,473	(3,069)

Net cash provided by (used in) financing activities	190,864	(49,078)

Change in cash
Cash – Beginning of period	$—	$—
Cash – End of period	—	—

	$—	$—

See attached notes.

Notes:

(a)	The Company participates in a securitization agreement with two commercial banks to sell up to $200 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company’s revolving credit facilities. The amount of outstanding receivables under the agreement was $192.5 million and $162.6 million at December 31, 2004 and March 31, 2004, respectively.

(b)	Effective December 31, 2003, the Company elected to adopt Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities,” (“FIN 46R”), as it applies to its joint venture with National Welders Supply Company, Inc. (“NWS”), a producer and distributor of industrial gases based in Charlotte, North Carolina. For the nine months ended December 31, 2003, NWS’ operating results were reflected as “Equity in Earnings of Unconsolidated Affiliate.” For the nine months ended December 31, 2004, the operating results of NWS were reported broadly across the income statement in the “All Other Operations” business segment. NWS contributed $122.8 million to sales and $11.1 million to operating income for the nine months ended December 31, 2004. The consolidation of NWS had no impact on the Company’s consolidated net earnings.

The cash flows of NWS, in excess of a management fee, are not available for the general use of the Company. Rather, these cash flows are used by NWS for operations, capital expenditures, acquisitions and to satisfy financial obligations, which are non-recourse to the Company. The cash flows for the nine months ended December 31, 2004 reflect the following sources and uses of cash associated with NWS:

Nine Months Ended
December 31, 2004
Net cash provided by operating activities	$13,370
Net cash used by investing activities	(25,279)
Net cash provided by financing activities	11,909
Management fee paid to the Company, which is eliminated in consolidation	802

(c)	Business segment information (unaudited) for the Company’s Distribution and All Other Operations segments is shown below:

	Three Months Ended				Three Months Ended
	December 31, 2004				December 31, 2003
(In thousands)	Dist.	All Other Ops.	Elim	Combined	Dist.	All Other Ops.	Elim	Combined
Gas and rent	$276,485	$78,402	$(13,436)	$341,451	$218,182	$45,846	$(9,794)	$254,234
Hardgoods	253,822	17,225	(958)	270,089	196,957	1,390	(712)	197,635

Total net sales	530,307	95,627	(14,394)	611,540	415,139	47,236	(10,506)	451,869

Cost of products sold, excl. deprec. expense	267,419	43,078	(14,394)	296,103	203,136	20,970	(10,506)	213,600
Selling, distribution and administrative expenses	200,192	35,967		236,159	160,078	16,377		176,455
Depreciation expense	21,307	5,757		27,064	16,971	3,163		20,134
Amortization expense	1,068	124		1,192	1,251	142		1,393

Operating income	40,321	10,701		51,022	33,703	6,584		40,287

	Nine Months Ended				Nine Months Ended
	December 31, 2004				December 31, 2003
(In thousands)	Dist.	All Other Ops.	Elim	Combined	Dist.	All Other Ops.	Elim	Combined
Gas and rent	$764,123	$239,573	$(35,910)	$967,786	$656,070	$146,072	$(29,418)	$772,724
Hardgoods	740,912	49,390	(2,748)	787,554	598,620	4,057	(2,024)	600,653

Total net sales	1,505,035	288,963	(38,658)	1,755,340	1,254,690	150,129	(31,442)	1,373,377

Cost of products sold, excl. deprec. expense	764,517	129,546	(38,658)	855,405	619,480	67,056	(31,442)	655,094
Selling, distribution and administrative expenses	563,559	105,048		668,607	483,317	49,774		533,091
Depreciation expense	59,104	17,733		76,837	49,786	9,463		59,249
Amortization expense	3,748	397		4,145	3,797	438		4,235

Operating income	114,107	36,239		150,346	98,310	23,398		121,708

Reconciliation of Non-GAAP Financial Measures (Unaudited)

After-Tax Cash Flow:

Reconciliation of net cash provided by operating activities per the Consolidated Statement of Cash Flows to After-Tax Cash Flow:

	Nine Months Ended	Nine Months Ended
(Amounts in thousands)	December 31, 2004	December 31, 2003
Net cash provided by operating activities	$116,062	$114,916
Less After-Tax Cash Flow of NWS (1)	(12,047)	—
Add back:
Cash used for working capital components and other assets and liabilities	94,198	20,431
Gain on divestiture	360	—
Equity in earnings of unconsolidated affiliates	—	4,024
Less:
Cash (provided) used by the securitization of trade receivables	(29,900)	2,700
Gain (loss) on sales of plant and equipment	191	(43)
Stock issued for employee stock purchase plan	(7,251)	(4,612)
Minority interest in earnings	(1,356)	—

After-Tax Cash Flow	$160,257	$137,416

After-Tax Cash Flow is defined as net earnings plus depreciation, amortization and deferred tax expense. After-Tax Cash Flow provides investors meaningful insight into the Company’s ability to generate cash from operations to support working capital requirements, capital expenditures and financial obligations.

(1) National Welders Supply Co. (“NWS”) is a corporate joint venture meeting the definition of a variable interest entity and for which the Company is the primary beneficiary as described under FIN 46R. NWS was consolidated effective December 31, 2003. Prior to January 1, 2004, the Company reported the results of NWS in “Equity in Earnings of Unconsolidated Affiliate.” The liabilities of NWS are non-recourse to the Company. Likewise, the cash flows in excess of the management fee paid by NWS are not available to the Company. Accordingly, the cash flows of NWS have been excluded from the Company’s non-GAAP liquidity measures.

Free Cash Flow:

Reconciliation of net cash provided by operating activities per the Consolidated Statement of Cash Flows to Free Cash Flow:

	Nine Months Ended	Nine Months Ended
(Amounts in thousands)	December 31, 2004	December 31, 2003
Net cash provided by operating activities	$116,062	$114,916
Less net cash provided by operating activities of NWS (1)	(13,370)	—

Plus:
Management fees paid by NWS (1)	802	724
Operating lease buyouts	16,700	3,861
Proceeds from sale of PP&E	3,803	3,913

Less:
Cash (provided) used by the securitization of trade receivables	(29,900)	2,700
Capital expenditures	(110,885)	(61,116)
Add back capital expenditures of NWS (1)	9,348	—

Free Cash Flow	($7,440)	$64,998

Free Cash Flow provides investors meaningful insight into the Company’s ability to generate cash from operations, which can be used at management’s discretion for acquisitions, the prepayment of debt or to support other investing and financing activities.

Adjusted Debt:

Reconciliation of the change in debt per the Balance Sheet to the increase in debt adjusted for the non-recourse debt of NWS, off-balance sheet financing and non-cash interest rate hedging (“adjusted debt”):

(Amounts in thousands)	December 31, 2004	March 31, 2004	Change in Adjusted Debt
Debt	$847,834	$688,838	$158,996
Adjustments to Debt:
Securitization of trade receivables	192,500	162,600	29,900
National Welders – non-recourse debt (2)	(67,012)	(53,823)	(13,189)
Interest rate swap agreements	(8,578)	(13,832)	5,254

Adjusted Debt	$964,744	$783,783	$180,961

(2) In calculating the Adjusted Debt measure, the debt of the NWS joint venture has been excluded because the debt is non-recourse to Airgas.

The Company uses Adjusted Debt to provide investors with a more accurate and meaningful measure of the change in the Company’s obligation to repay debt by adjusting for the non-recourse debt of NWS, non-cash interest rate hedging and funds received (or repaid) under the trade receivables securitization program.